SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 14, 2002, as amended on November 18, 2002

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Mellon Financial Corporation filed, as Exhibit 99.1 to its Form 8-K (date of event reported – November 14, 2002), business sector financial information. This Form 8-K/A is filed to correct one of the tables as previously filed. In the table appearing on page 4 of Exhibit 99.1 previously filed, captioned “Mellon Financial Corporation – Business Sectors – Mutual Funds – 11 Quarter Trend”, in the line item “Average Assets”, for the period “1st Qtr – 2001”, the figure $40.7 was presented. This was a typographical error; the correct number is $0.7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: November 18, 2002	By: /s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

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